Exhibit 4.2

FIRST SUPPLEMENTAL INDENTURE dated as of July 28, 2006 (this “Supplemental Indenture”), to the Indenture dated as of June 26, 2006 (the “Original Indenture” as amended by the Supplemental Indenture, the “Indenture”), between Olin Corporation, a corporation duly organized and existing under the laws of the Commonwealth of Virginia (the “Company”), and JPMorgan Chase Bank, N.A., a national banking association duly incorporated and existing under the laws of the United States, as trustee (the “Trustee”).

WHEREAS, the Company and the Trustee entered into the Original Indenture providing for the creation, execution, authentication and delivery of certain Debt Securities of the Company;

WHEREAS, Section 10.01(f) of the Original Indenture permits the Company, when authorized by a resolution of the Board of Directors of the Company, and the Trustee, from time to time and at any time, to enter into one or more indentures supplemental to the Original Indenture for the purpose of establishing the form of Debt Securities, as provided in Section 2.01 of the Original Indenture, providing for the issuance of any additional series of Debt Securities as provided in Section 2.03 of the Original Indenture and to set forth the terms thereof;

WHEREAS, the Company proposes in and by this Supplemental Indenture to supplement and amend the Original Indenture in certain respects to establish a series of Debt Securities issued pursuant to the Indenture designated as the 6.75% Senior Notes due 2016 (the “Notes”). The Notes, including any Additional Notes (as defined herein) issued after the Issue Date, shall constitute one series of Debt Securities for purposes of the Indenture;

WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture for the purposes set forth in Section 10.01(f) of the Original Indenture as referred to above; and

WHEREAS, any and all other action necessary to constitute this Supplemental Indenture a valid, binding and legal instrument of the Company have been taken and performed by the Company, and the execution and delivery of this Supplemental Indenture have in all respects been duly authorized by the Company, and the Company, in the exercise of legal right and power in it vested, executes this Supplemental Indenture.

NOW THEREFORE, the Company and the Trustee hereby agree that the following sections of this Supplemental Indenture hereby supplement and amend the

Original Indenture with respect to that series of Debt Securities which consists of the Notes as provided below:

SECTION 1. Definitions. (a) Capitalized terms used herein and not defined herein have the meanings ascribed to such terms in the Indenture.

(b) Section 1.01 of Article One of the Original Indenture is hereby supplemented, solely with respect to that series of Debt Securities which consists of the Notes, to add the following definitions:

“Additional Notes” means Debt Securities designated as 6.75% Senior Notes due 2016 issued from time to time after the Issue Date under the terms of this Indenture (other than pursuant to Section 2.07, 2.08, 2.09, 3.02 or 10.04 of this Indenture).

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficiary interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange.

“Below Investment Grade Rating Event” means the Notes are rated below Investment Grade by both Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by either of the Rating Agencies). The Company will promptly give notice to the Trustee of any Below Investment Grade Rating Event.

“Board of Directors” means, for the purposes of the definitions of “Change of Control” and “Continuing Directors”, the Board of Directors of the Company.

“Capital Stock” means, for the purposes of the definition of “Change of Control”, any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

“Certificated Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.07 of the Indenture substantially in the form of Exhibit A to this Supplemental Indenture except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Increases or Decreases in Global Note” attached thereto.

“Change of Control” means the occurrence of any of the following:

1)	the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the Company’s properties or assets and those of the Company’s Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934), other than the Company or one of the Company’s wholly owned Subsidiaries;

2)	the adoption of a plan relating to the Company’s liquidation or dissolution;

3)	the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934), other than the Company or one of the Company’s wholly owned Subsidiaries, becomes the beneficial owner, directly or indirectly, of more than 50% of the Company’s Voting Stock, measured by voting power rather than number of shares; or

4)	the first day on which a majority of the members of the Board of Directors are not Continuing Directors.

Notwithstanding the foregoing, a transaction effected to create a holding company for the Company will not be deemed to involve a Change of Control if (1) pursuant to such transaction the Company becomes a wholly owned Subsidiary of such holding company and (2) the holders of the Voting Stock of such holding company immediately following such transaction are the same as the holders of the Company’s Voting Stock immediately prior to such transaction. The Company will promptly give written notice to the Trustee of any Change of Control.

“Change of Control Repurchase Event” means the occurrence of a Change of Control and a Below Investment Grade Rating Event. The Company will promptly give written notice to the Trustee of any Change of Control Repurchase Event.

“Code” means the Internal Revenue Code of 1986, as amended.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors who:

1)	was a member of such Board of Directors on the first date that any of the Notes were issued; or

2)	was nominated for election or elected to the Board of Directors with the approval of a majority of the Continuing Directors who were members of the Board at the time of such nomination or election.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s) and BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) (or, in each case, if such Rating Agency ceases to rate the Notes for reasons outside of the Company’s control, the equivalent investment grade credit rating from any Rating Agency selected by the Company as a replacement Rating Agency).

“Issue Date” means July 28, 2006.

“Moody’s” means Moody’s Investors Service, Inc.

“Notes” means the series of 6.75% Senior Notes due 2016 provided for pursuant to this Supplemental Indenture.

“Rating Agency” means:

1)	each of Moody’s and S&P; and

2)	if either of Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Securities Exchange Act of 1934 selected by the Company as a replacement agency for Moody’s or S&P, or both, as the case may be.

“S&P” means Standard & Poor’s Ratings Services, a division of McGraw-Hill, Inc.

“Subsidiary” means, for the purposes of the definition of “Change of Control”, any corporation, association or other business entity of which more than 50%, by number of votes, of the Voting Stock is at the time directly or indirectly owned by the Company.

“Voting Stock” of a person means, for the purposes of the definitions of “Change of Control” and “Subsidiary”, all classes of Capital Stock of such person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors (or persons performing similar functions).

SECTION 2. Creation of Series of Securities. Pursuant to Section 2.03 of the Original Indenture, there is hereby created a new series of Debt Securities designated as the “6.75% Senior Notes due 2016” in an unlimited aggregate principal amount. On the Issue Date, the Company will issue $124,983,000 in aggregate principal amount of the Notes.

SECTION 3. Terms of the Notes. Pursuant to Section 2.01 of Article Two of the Original Indenture the Notes shall be substantially in the form annexed hereto as Exhibit A. The terms and provisions contained in the form of the Notes annexed hereto as Exhibit A shall constitute, and are hereby expressly made, a part of this Supplemental Indenture. The Company shall be entitled to issue Additional Notes under this Supplemental Indenture which shall have identical terms as the Notes issued on the Issue Date, other than with respect to the date of issuance and issue price. The Notes issued on the Issue Date and any Additional Notes shall be treated as a single class for all purposes under this Supplemental Indenture and the Original Indenture. The Notes issued on the Issue Date will be represented by one or more Global Notes in the name of Cede & Co., as a nominee of the Depositary, The Depository Trust Company. The Trustee, as paying agent, will not be responsible for determining the appropriate rate of interest of the Notes at any time. Until the Company provides the Trustee with written notice of a Registration Default (as defined in the Registration Rights Agreement), the Trustee will not be deemed to have notice of any Registration Default.

Each Note will bear a legend substantially to the following effect unless the Company determines otherwise in accordance with applicable law:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION.”

With respect to any Additional Notes, in addition to any other requirements set forth in the Original Indenture, the Company shall set forth in an Officers’ Certificate, a copy of which shall be delivered to the Trustee, the following information:

(1) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Supplemental Indenture;

(2) the issue price, the issue date and the CUSIP number of such Additional Notes; provided, however, that no Additional Notes may be issued at a price that would cause such Additional Notes to have “original issue discount” within the meaning of Section 1273 of the Code; and

(3) whether such Additional Notes will be issued as Global Notes or as Certificated Notes and whether and to what extent the Additional Notes will contain additional legends.

SECTION 4. Exchange of Global Notes for Certificated Notes. Section 2.15 of Article Two of the Original Indenture is hereby supplemented, solely with respect to that series of Debt Securities which consists of the Notes, to add the following provisions:

(a) Transfers of Interests in Global Notes for Certificated Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by the Depositary to a successor Depositary or a nominee of such successor Depositary. Global Notes shall be exchanged by the Company for Certificated Notes if (i) the Depositary (a) notifies the Company that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Securities Exchange Act of 1934 and, in each case, a successor depositary is not appointed; (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Certificated Notes; or (iii) there has occurred and is continuing a Default or an Event of Default with respect to the Notes entitling the Holder to accelerate the maturity of the Notes. Upon the occurrence of either of the preceding events in (i), (ii) or (iii) above, Certificated Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.08 and 2.09 of the Original Indenture. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to the first sentence of this paragraph (a) or Section 2.08 or 2.09 of the Original Indenture, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this paragraph (a).

(b) Legends. Each Global Note issued under this Supplemental Indenture shall bear a legend in substantially the form as specified in Section 2.15 of the Original Indenture and any other appropriate legends specified in an Officers’ Certificate.

(c) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Certificated Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.10 of the Original Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Certificated Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

SECTION 5. Additional Covenant of the Company. The Original Indenture is hereby supplemented, solely with respect to that series of Debt Securities which consists of the Notes, to add the following additional covenant with respect to the Notes:

SECTION 5.01. Change of Control Repurchase Event. If a Change of Control Repurchase Event occurs, unless the Company has exercised its right to redeem the Notes, the Company will make an offer to each holder of Notes to repurchase all or any part (in multiples of $1,000 principal amount) of that holder’s Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus any accrued and unpaid interest on the Notes repurchased to the date of purchase. Within 30 days following any Change of Control Repurchase Event or, at the Company’s option, prior to any Change of Control, but after the public announcement of the Change of Control, the Company will mail a notice to each holder describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase Notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice. The Company will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934 and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Notes, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Repurchase Event provisions of the Notes by virtue of such conflict.

On the Change of Control Repurchase Event payment date, the Company will, to the extent lawful:

1)	accept for payment all Notes or portions of Notes properly tendered pursuant to the Company’s offer;

2)	deposit with the paying agent an amount equal to the aggregate purchase price in respect of all Notes or portions of Notes properly tendered; and

3)	deliver or cause to be delivered to the Trustee the Notes properly accepted, together with an Officers’ Certificate stating the aggregate principal amount of Notes being purchased by the Company.

The paying agent will promptly mail to each holder of Notes properly tendered the purchase price for the Notes, and the Company will execute and direct the Trustee to promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new Note equal in principal amount to any unpurchased portion of any Notes surrendered; provided that each new Note will be in a principal amount of $1,000 or an integral multiple of $1,000.

The Company will not be required to make an offer to repurchase the Notes upon a Change of Control Repurchase Event if a third party makes an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and such third party purchases all Notes properly tendered and not withdrawn under its offer.

SECTION 6. The Supplemental Indenture. The Original Indenture, as amended and modified by this Supplemental Indenture, hereby is in all respects ratified, confirmed and approved. This Supplemental Indenture shall be construed in connection with and as part of the Original Indenture.

SECTION 7. Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

SECTION 8. Recitals. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

SECTION 9. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 10. Indenture and Debt Securities To Be Construed in Accordance with the Laws of the State of New York. This Supplemental Indenture and

each Note shall be deemed to be a New York contract and for all purposes shall be construed in accordance with the laws of said state.

The Trustee hereby accepts the trusts in this Supplemental Indenture declared and provided, upon the terms and conditions hereinabove set forth.

IN WITNESS WHEREOF, OLIN CORPORATION has caused this First Supplemental Indenture to be duly signed by its Vice President duly authorized; and JPMORGAN CHASE BANK, N.A. has caused this First Supplemental Indenture to be duly signed by one of its Vice Presidents or Assistant Vice Presidents thereunto duly authorized.

OLIN CORPORATION,

By	/s/ Stephen C. Curley
Name: Stephen C. Curley
Title: Vice President and Treasurer

JPMORGAN CHASE BANK, N.A.,

By	/s/ Joseph Morand
Name: Joseph Morand
Title: Authorized Signer

EXHIBIT A

[FORM OF FACE OF NOTE]

[Global Notes Legend]

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL NOTES REPRESENTED HEREBY, THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.1

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION.

[Insert other appropriate legends]

[1]	Legend only required for Global Notes

OLIN CORPORATION

6.75% Senior Notes due 2016

CUSIP No. [ ]
ISIN No. [ ]
No. [ ]	$ [ ]

OLIN CORPORATION, a Virginia corporation (the “Company”), promises to pay to [                                                         ], or registered assigns, the principal sum of [                                                         ] Dollars ($[    ]) on June 15, 2016.

Interest Payment Dates: June 15 and December 15.

Record Dates: June 1 and December 1.

Additional provisions of this Note are set forth on the other side of this Security.

Dated:

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

OLIN CORPORATION

By:
Name:
Title:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF

AUTHENTICATION

This is one of the Debt Securities of the series designated therein referred to in the within mentioned Indenture.

JPMORGAN CHASE BANK, N.A, as Trustee,

By:
Name:
Title:

[FORM OF REVERSE SIDE OF NOTE]

6.75% Senior Note Due 2016

1.	Interest

Olin Corporation, a Virginia corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Issuer” or the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum shown above; provided, however, that if a Registration Default (as defined in the Registration Rights Agreement dated as of July 28, 2006 among the Company, Banc of America Securities LLC, Citigroup Global Markets Inc. and Wachovia Capital Markets, LLC) occurs, additional interest will accrue on this Note at a rate of 0.25% per annum (increasing by an additional 0.25% per annum after 90 days up to a maximum additional interest rate of 0.50%) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. The Company will pay interest semiannually on June 15 and December 15 of each year, commencing December 15, 2006. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from July 28, 2006. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.	Method of Payment

The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the June 1 and December 1 next preceding the interest payment date even if Notes are canceled after the record date and on or before the interest payment date. Holders must surrender Notes to a paying agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Note (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a Certificated Note (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a Certificated Note will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the paying agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

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3.	Indenture

This Note is one of a duly authorized issue of debentures, notes, bonds or other evidences of indebtedness of the Company (the “Debt Securities”) of the series hereinafter specified, all issued or to be issued under and pursuant to an indenture dated as of June 26, 2006 (the “Original Indenture”), as amended and supplemented by the First Supplemental Indenture dated as of July 28, 2006 (the “Supplemental Indenture”) (the Original Indenture, as amended by the Supplemental Indenture is herein called the “Indenture”), duly executed and delivered by the Company to JPMorgan Chase Bank, N.A., as trustee (the “Trustee”), to which the Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Debt Securities. This Note is subject to all the provisions of the Indenture, some of which are described herein. This Note is one of a series of Debt Securities designated as the 6.75% Senior Notes due 2016 of the Company (the “Notes”), initially in an aggregate principal amount of $124,983,000 on the Issue Date. Terms used herein which are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture.

4.	Optional Redemption

Except as set forth below, the Company shall not be entitled to redeem the Notes.

The Notes will be redeemable as a whole at any time or in part from time to time, at the option of the Company, on at least 30 but not more than 60 days prior notice (a “Redemption Date”), at a redemption price equal to the greater of (i) 100% of the principal amount of this Note and (ii) the present value of the Remaining Scheduled Payments on the Notes being redeemed on the Redemption Date, discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined herein) plus 30 basis points, plus, in each case, accrued and unpaid interest on this Note to the Redemption Date (the “Redemption Price”).

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of this Note to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of this Note. “Independent Investment Banker” means Banc of America Securities LLC and/or Citigroup Global Markets Inc.

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“Comparable Treasury Price” means, with respect to any Redemption Date, (i) the average of Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Company obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such quotations.

“Reference Treasury Dealer” means Banc of America Securities LLC and Citigroup Global Markets Inc. and, at the Company’s option, other primary U.S. Government Securities dealers in New York City selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“Remaining Scheduled Payments” means, with respect to this Note, the remaining scheduled payments of the principal and interest thereon that would be due after the related Redemption Date but for such redemption; provided, however, that, if such Redemption Date is not an Interest Payment Date with respect to this Note, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expresses as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date interest will cease to accrue on the Notes or portions thereof called for redemption and those Notes will cease to be outstanding.

5.	Events of Default

In case an Event of Default with respect to the Notes shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

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6.	Supplemental Indenture

The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Debt Securities at the time Outstanding of all series to be affected (voting as one class), evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Debt Securities of each such series; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Debt Securities, or reduce the principal amount thereof or any premium thereon or the amount of any Sinking Fund Payment, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon redemption thereof, without the consent of the Holder of each Debt Security so affected, or (ii) reduce the aforesaid percentage of Debt Securities the consent of the Holders of which is required for any such supplemental indenture, without the consent of the Holders of each Debt Security so affected. It is also provided in the Indenture that, with respect to certain defaults or Events of Default regarding the Debt Securities of any series, prior to any declaration accelerating the maturity of such Debt Securities, the Holders of a majority in aggregate principal amount Outstanding of the Debt Securities of such series (or, in the case of certain defaults or Events of Default, all the Debt Securities) may on behalf of the Holders of all the Debt Securities of such series (or all of the Debt Securities, as the case may be) waive any such past default or Event of Default and its consequences. The preceding sentence shall not, however, apply to a default in the payment of the principal of, premium, if any, or interest, if any, on any of the Debt Securities. Any such consent or waiver by the Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and any Notes which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

7.	Denominations; Exchange

The Notes are issuable in registered form without coupons in denominations of $1,000 and any integral multiple of $1,000. At the office or agency of the Company in the Borough of Manhattan, The City of New York, and in the manner and subject to the limitations provided in the Indenture, but without the payment of any service charge, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations.

Upon due presentment for registration of transfer of this Note at the office or agency of the Company in the Borough of Manhattan, The City of New York, a new Note

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or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

8.	Persons Deemed Owners

The Company, the Trustee, any paying agent and any Debt Security registrar may deem and treat the registered Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment hereof, or on account hereof, and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Debt Security registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such registered Holder shall, to the extent of the sum of sums paid, effectually satisfy and discharge liability for moneys payable on this Note.

9.	No Recourse

No recourse for the payment of the principal of, or premium, if any, or interest on this Note, or for any claim based hereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

10.	Governing Law

This Note shall be deemed to be a New York contract and for all purposes shall be construed in accordance with the laws of said State.

11.	Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

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12.	Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

13.	CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

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ASSIGNMENT FORM

To assign this Notes, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                      agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Note.

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global Note	Amount of increase in Principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase)	Signature of authorized officer of Trustee or Securities Custodian

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 5.01 of the First Supplemental Indenture, check the box:

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 5.01 of the First Supplemental Indenture, state the amount in principal amount: $

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Note.)

Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.